Exhibit 10.1

Dated March 6, 2008

Dominion Corporate Trustees Limited and Dominion Trust Limited as

Trustees of The Yate Shopping Centre Unit Trust

and

Lionbridge (UK) Limited

Original Lease of Units 3-6,

Second Floor Offices, 19 West Walk,

Yate Shopping Centre

South Gloucestershire

Teacher Stern Selby 37-41 Bedford Row London WC1R 4JH t + 44 (0)20 7242 3191 f + 44 (0)20 7242 1156 DX 177 Chancery Lane

Contents

1	Definitions and Interpretation	8

2	Demise	12

3	Rent	12

4	Tenant’s Covenants	12

5	Landlord’s Covenants	20

6	Insurance	21

7	Forfeiture	23

8	Notices	23

9	No Implied Easements	24

10	Tenant’s Acknowledgement	24

11	Tenant’s Effects	24

12	No Compensation	24

13	Waiver	24

14	Contracts (flights Of Third Parties) Act 1999	25

15	Disclaimer	25

16	Lack of Warranty and Non-Exclusivity	25

17	Trustees’ Limitation	25

18	Exclusion of Sections 24 to 28 of the Landlord and Tenant Act 1954 (1954 Act)	26

Schedule 1- Rights and Encumbrances		27

Schedule 2 - Guarantee		29

Particulars of Lease (incorporating Prescribed Clauses)

LR1. Date of Lease (insert in full format)	March 6, 2008

LR2. Title Number(s)

LR2.1 Landlord’s title number(s)

Title number(s) out of which this lease is granted. Leave blank if not registered.

GR263543

LR2.2 Other title numbers

Existing title number(s) against which entries of matters referred to in LR9, LR10, LR11 and LR1 3 are to be made.

GR258019, GR263550, GR263548, GR263545, GR263544, GR263549, GR263546, GR263547, AV97577, AV51203, AV52161, AV51204, AV230931, AV61943, GR237481, AV173990, GR23934, GR10218

LR3. Parties to this lease

Give full names, addresses and company’s registered number, if any, of each of the parties. For Scottish companies use a SC prefix and for limited liability partnerships use an OC prefix. For foreign companies give territory in which incorporated.

Landlord

Dominion Corporate Trustees Limited (Company Registration Number 73883 Jersey) and Dominion Trust Limited (Company Registration Number 53805 Jersey) as Trustees of the Yate Shopping Centre Unit Trust whose registered office is at 47 Esplanade St Helier Jersey JE1 OBD

Tenant

Lionbridge (UK) Limited whose registered office is at Copthall Terrace Coventry West Midlands CV1 2FP (Company Registration Number 01295207)

Other parties

None

Guarantor

None

Speck capacity of each party, for example management company, guarantor, etc.

Particulars of Lease (incorporating Prescribed Clauses)

LR4. Property Insert a full description of the land being leased Or Refer to the clause, schedule or paragraph of a schedule in this lease in which the land being leased is more fully described.	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

Where there is a letting of part of a registered title, a plan must be attached to this lease and any floor levels must be specified

Exclusive use and physical exceptions from the lease should be included (e.g. exclusive use of a parking space if demised or exceptions of mines and minerals).

The second floor office at Units 3-6, 19 West Walk as shown edged red on Plan B and any part of it and includes:

(a)    all internal surfacing materials, finishes and coverings on the walls, floors and ceilings of the Property (including on suspended ceilings) and on the other structural parts of the Centre within or bounding the Property;

(b)    all doors, window frames window and door glazing and doors and door frames of and all (if any) secondary glazing at the Property;

(c)    all Landlord’s plant, fixtures and fittings within the Property;

(d)    one half severed vertically of any nonstructural walls separating the Property from any adjoining premises;

(e)    the entirety of any non-structural walls wholly within the Property or bounding the same (other than as specified in paragraph (d) above) and false ceilings;

(f)     all Conduits, plant and machinery within and exclusively serving the Property; and

(g)    any false floor and the supports thereof and the space under the false floor at the Property down to but not including the floor slab;

(h)    all alterations and additions to the Property;

but excludes:

(a)    all load-bearing and exterior walls and foundations and the roofs (including any flat roof which exclusively serves the Property), floors and ceilings of the Property (other than to the extent expressly included as set out above);

[Schematic inserted]

Particulars of Lease (incorporating Prescribed Clauses)

(b)    Tenant’s trade fittings;

(c)    all structural parts of the Centre;

(d)    the Landlord’s fire alarms, sprinkler systems, fire prevention and fire fighting systems, smoke extraction systems and ancillary apparatus (if any) up to the point of connection with the Tenant’s own installations;

(e)    all conduits, plant and machinery serving the Property in common with other premises;

(f)     the floor slab;

(g)    the Canopy together with the means of support therefor and all electrical wires and fittings affixed to or supported from the Canopy, and

(h)    the pilasters immediately outside the Property;

and any reference to the Property includes any part of it except where the expression Property is used in clause 4.11

LR5. Prescribed statements etc.

If this lease includes a statement falling within LR5.1, insert under that sub-clause the relevant statement or refer to the clause, schedule or paragraph of a schedule in this lease which contains the statement.

In LR5.2, omit or delete those Acts which do not apply to this lease (Do not refer to the individual section (5) or schedule(s) of the relevant Act).

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None

LR5.2 This lease is made under, or by reference to, provisions of:

None

Particulars of Lease (incorporating Prescribed Clauses)

LR6. Term for which the Property is leased

Include only the appropriate statement (duly completed) from the three options.

NOTE: The information you provide, or refer to, here will be used as part of the particulars to ident the lease under rule 6 of the Land Registration Rules 2003.

From and including the date hereof To and including 6 May 2010

LR7. Premium

Sped the total premium, inclusive of any VAT where payable. (Do not refer to the clause, schedule or paragraph in the body of the lease) (In the absence of evidence of the VAT payable Land Registry will assume the consideration or premium and rent includes any VAT element)

None

LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

Include whichever of the two statements is appropriate.

LR9. Rights of acquisition etc.

Insert the relevant provisions in the sub-clauses or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions. (If any contractual right(s). relates to land in registered title(s) other than the Landlord’s title mentioned in LR2.1 Land Registry is only obliged to make an entry of the interest where the additional title number(s) have been listed in LR2.2).

(E.g. Options)

(E.g. Rights of pre-emption)

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

Particulars of Lease (incorporating Prescribed Clauses)

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

Insert details of any restrictive covenants in the lease that bind land owned by the Landlord other than their reversionary interest in the land demised or refer to the clause, schedule or paragraph of a schedule in this lease which contains the provisions. (If any restrictive covenants are referred to in LR10 ensure that the relevant title number is listed in LR2.2).

None

LR11. Easements

Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the easements. (E.g. Parking rights if not demised)

(If any easements granted in the lease bind land in registered titles other than the Landlord’s title mentioned in LR2.1 Land Registry is only obliged to make an entry of the interest where the additional titles have been listed in LR2.2 or a separate application is made).

(In LR11.2 if any easements benefit land in registered titles other than the Landlord’s title mentioned in LR2.1 Land Registry is only obliged to make an en* of the interest where the additional title numbers have been listed in LR2.2 or a separate application is made.)

LR11.1 Easements granted by this lease for the benefit of the Property

Schedule 1 Part 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property 13

Schedule 1 Part II and Schedule 1 Part III

LR12. Estate rent charge burdening the Property Refer here only to the clause, schedule or paragraph of a schedule in this lease which sets out the rent charge.	None

LR13. Application for standard form of restriction

Set out the fill text of the standard form of restriction and the title against which it is to be entered.

If you wish to apply for more than one standard form of restriction use this clause to apply for each of them, tell us who is applying against which title and set out the full text of the restriction you are applying for. (If the title number(s) against which the restriction is to be registered is not the new leasehold title or the Landlord’s reversional)) title then list the title(s) in LR2.2)

Standard forms of restriction are set out in Error! Reference source not found to the Land Registration Rules 2003.

None

Particulars of Lease (incorporating Prescribed Clauses)

(A Form NCI must be lodged to enter a non-standard restriction

(If the restriction affects only part of a title incorporate a description of the affected part within the standard wording of the restriction sufficient to identibi the part of the title intended to be affected by the restriction either by a verbal description where the precise extent of that property can be identified on the Ordnance Survey map or by reference to the plan attached to the lease)

LR14. declaration of trust where there is more than one person comprising the Tenant

If the Tenant is one person, omit or delete all the alternative statements.

If the Tenant is more than one person, complete this clause by omitting or deleting all inapplicable alternative statements.

(This declaration relates to the original tenants named in LR3 only. Where the number of tenants is two or more and this panel is not completed Land Registry will enter a Form A restriction by default. If the Tenant is one person holding the property on trust an application may be made in clause LR13 for entry of a standard restriction in Form A.)

The Tenant is more than one person. They are to hold the Property on trust for themselves as joint tenants.

OR

The Tenant is more than one person. They are to hold the Property on trust for themselves as tenants in common in equal shares.

OR

The Tenant is more than one person. They are to hold the Property on trust (complete as necessary)

LR15. Centre	Yate Shopping Centre shown for identification edged red on plan A annexed including any part of it and any alteration or addition to it (or such greater or lesser area as the Landlord shall in its discretion specify)

LR16. Rent	Eleven Thousand One Hundred Pounds (£11,100.00) per annum exclusive of VAT

LR17. Rent Review Date(s)	None

LR18. Rent Commencement Date	The date hereof

LR19. Permitted Use	As offices within Class B1 of the Town and Country Planning (Use Classes) Order 1987 (as amended)

LR20. Term Expiry Date	6 May 2010

LR21. Dates for Internal Decoration	In accordance with clause 4.5

LR22. Break clause	None

[Schematic inserted]

Particulars of Lease (incorporating Prescribed Clauses)
(omit or delete as applicable)

LR23. 1954 Act Exclusion	Yes

LAND REGISTRY

LAND REGISTRATION ACTS 2002

LANDLORD’S TITLE NUMBER:	GR263543

PROPERTY LEASED:	Units 3-6, Second Floor Offices, 19 West Walk

PREMIUM:	None

YEARLY RENT:	£11,100 plus VAT per annum

DATE:	March 6, 2008

This Lease is made between the Parties and on the date specified in the Particulars to the Lease.

1	Definitions and Interpretation

In this Lease unless the context otherwise requires:

11. Definitions

Adjoining Property	means any adjoining or neighbouring premises in which the Landlord or a Group Company of the Landlord holds or shall at any time during the Term hold a freehold or leasehold interest;

Base Rate	means the base rate from time to time of Barclays Bank PLC or such other bank as the Landlord may specify in writing, or (if not available) such comparable rate of interest as the Landlord shall reasonably require;

Canopy	means the canopy (including any support columns therefor) projecting from and co-extensive with the whole or any part of the Property;

Centre Opening Hours

means:

(a)    6.00 a.m. to 9.00 p.m. every day excluding all public holidays where trading is not allowed under statute and Christmas Day and Easter Sunday; or

(b)    such other reasonable hours as the Landlord may nominate from time to time in accordance with the principles of good estate management and notify to the Tenant;

Common Parts	means all parts of the Centre not exclusively demised or intended to be so demised to any tenant and available from time to time for the common use of more than one of the tenants of the Centre or by customers of and visitors to the Centre including without limitation any of the following designated by the Landlord from time to time which fall within this definition: vehicular and pedestrian accesses, passages, stairways, circulation areas, malls, passenger and goods lifts, escalators, landscaped areas, service yards, fire escapes, toilet facilities, storage areas, refuse collection and disposal areas, management and security areas;

Conduits	means any existing or future media for the passage of substances or energy or data and any ancillary apparatus attached to them and any enclosures for them and Conduit means any one of them;

Encumbrances Group	means the obligations and encumbrances (if any) contained in Part III of Schedule 1;

Company	means a company which is a member of the same group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

Insured Risks	means fire, lightning, explosion, aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom, riot, civil commotion, malicious damage, storm or tempest, bursting or overflowing of water tanks apparatus or pipes, flood and impact by road vehicles, subsidence, heave and landslip, (to the extent in all cases that insurance against such risks may ordinarily be arranged with an insurer of good repute subject to conditions and at a premium which the Landlord considers acceptable) and such other risks or insurance as may from time to time be reasonably required by the Landlord (subject in all cases to such exclusions limitations conditions and excesses as may be imposed by the insurers of the Centre or requested by the Landlord), and Insured Risk means any one of them;

Landlord’s Surveyor	means the Landlord’s surveyor or managing agent (who may be an employee of the Landlord or a Group Company of the Landlord or a Company which is associated with the Landlord or which has an interest in the Landlord);

Law	means any act of Parliament statutory instrument regulation bye-law requirement of a competent authority statutory body utility company or authority company law or regulation directive or mandatory requirement of the European Union;

Lease	means this lease and any document supplemental to it or entered into pursuant to it;

Lettable Unit	means a part of the Centre which is let, or constructed or adapted for letting, from time to time;

Particulars of Lease	means the Particulars of the Lease (incorporating Prescribed Clauses) at the beginning of this Lease

Planning Acts	means The Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Local Government and Land Act 1980 the Local Government (Miscellaneous Provisions) Act 1982 the Housing and Planning Act 1986 and any Act for the time being in force of a similar nature or to regulate the construction demolition alteration or change of use of land or buildings or to preserve or protect the environment or the national heritage and any future legislation of a similar nature and any ‘statutory modification or re-enactment thereof for the time being in force and any order instrument planning regulation permission licence consent and directive made or issued or to be made or issued thereunder or deriving validity therefrom;

Quarter Days	means 25 March, 24 June, 29 September and 25 December in every year and Quarter Day means any of them;

Term	means the Term of which details are set out in LR6 of the Particulars of Lease together with any continuation of the term or the tenancy (whether by statute, common law, holding over or otherwise);

means the date from which the Term commences as set out in LR6 of the Particulars of Lease

Term Commencement Date VAT	means Value Added Tax and any similar tax substituted for it;

Working Day	means any day from Monday to Friday (inclusive) other than Christmas Day, Good Friday and any public holiday in England;

1995 Act	means the Landlord and Tenant (Covenants) Act 1995.

1.2	Interpretation

1.2.1	If the Landlord, the Tenant or any Guarantor is more than one person then their covenants are joint and several.

1.2.2	Tenant includes (if an individual) his personal representatives.

1.2.3	Any reference to a statute includes any modification, extension or re-enactment of it and any orders, regulations, directions, schemes and rules made under it.

1.2.4	Any covenant by the Tenant not to do any act or thing includes an obligation not to permit or suffer such act or thing to be done.

1.2.5	If the Landlord reserves rights of access or other rights over or in relation to the Property then those rights extend to persons authorised by it.

1.2.6	References to the act or default of the Tenant include acts or default or omission or negligence of the Tenant or any undertenant or of anyone at the Property or any of its undertenants employees agents or invitees at the Centre.

1.2.7	References to the last year of the Term shall mean the twelve months ending on the expiration or earlier termination of the Term.

1.2.8	References to Costs include all liabilities, claims, demands, proceedings, damages, losses and proper costs and expenses including management costs and expenses of the Landlord and all disbursements.

1.2.9	The description and terms in that part of the Lease headed Particulars of Lease form part of this Lease.

1.2.10	References to clauses and Schedules are to clauses and Schedules in this Lease.

1.2.11	The Table of Contents and clause headings in this Lease are for ease of reference only. 1.2.12 Nothing entitles the Tenant to enforce any obligation given by anyone to the Landlord.

1.2.13	The approval or consent of the Landlord where required shall not have effect unless in writing.

1.2.14	A right granted by the Landlord is granted only so far as the Landlord can lawfully grant it and is granted in common with all other persons entitled to it and/or authorised by the Landlord to exercise it.

1.2.15	Where the Landlord is entitled to enter the Property on giving notice it is also entitled to enter without notice in emergency and may break and enter if it considers it necessary.

1.2.16	Any works (whether of repair decoration alteration or otherwise) that the Tenant is permitted or obliged to carry out in accordance with this Lease must be carried out with good quality materials and to a high standard and in accordance with good modern practice.

1.2.17	Notwithstanding any other provision in this Lease nothing in this Lease operates so as to impose on any person who was formerly the Tenant liability under this Lease in respect of any period following its release by virtue of the 1995 Act except as permitted under the 1995 Act.

1.2.18	Wherever and to the extent that any provision of this Lease would or might contravene provisions of Section 25 of the 1995 Act then;

(a)	such provision is to take effect only in so far as it may do so without contravening Section 25 of the 1995 Act then;

(b)	where such provision is incapable of having any effect without contravening Section 25 of the 1995 Act this Lease is to be construed and interpreted as if such provision were deleted; and

(c)	the legality validity and enforceability of any of the remaining provisions of this Lease is not in any way to be affected or impaired as a result;

1.2.19	A provision of this Lease which is void or unenforceable shall be severed from all other provisions in this Lease and the remaining provisions shall continue to have effect.

1.2.20	If a provision of this Lease extends beyond the limitations set by any Law or rule of law but if it were not so extended would remain unaffected by the Law or rule of law the provision is deemed to be varied so as not to extend beyond the limitations.

1.2.21	Sign includes notice display flagpole hoarding aerial satellite dish and advertisements (whether illuminated or not).

2	Demise

The Landlord DEMISES the Property to the Tenant for the Term, Together With but to the exclusion of all other rights the rights set out in Part I of Schedule 1 Except And Reserving as mentioned in Part II of Schedule 1 and subject to the Encumbrances to the Landlord and any easements rights and/or privileges enjoyed by the Centre or any other property over the Property.

3	Rent

The Tenant covenants to pay by way of rent during the Term or until released pursuant to the 1995 Act without any deduction, counterclaim or set off (except where required by law):

3.1	the Rent and any VAT by equal quarterly payments in advance on the Quarter Days the first payment for the period from and including the Rent Commencement Date to (but excluding) the next Quarter Day to be made on the date hereof;

3.2	the cost of insurance specified in clause 6.2 at the times and in the manner set out in clause 6.2

3.3	all other sums due to the Landlord pursuant to the terms of this Lease;

3.4	any VAT payable by the Tenant in accordance with clause 4.3;

3.5	all interest payable by the Tenant in accordance with clause 4.1 hereof; and such payments to be made in cleared funds and (if the Landlord so requires) to pay the Rent by electronic transfer or standing order.

4	Tenant’s Covenants

The Tenant covenants with the Landlord throughout the Term, or until released pursuant to the 1995 Act, as follows:

4.1	Interest

If the Landlord does not receive any sum due to it by the due date, to pay within 5 Working Days of demand interest on such sum at 4 per cent above Base Rate from the due date until payment (both before and after any judgment) accruing on a daily basis and compounded with quarterly rests on the Quarter Days, provided this clause shall not prejudice any other right or remedy available to the Landlord and whether or not any such sums have been refused or not demanded by the Landlord so as not to waive any breach of covenant.

4.2	Utilities and Outgoings

To pay for all utilities used at the Property and all existing and future duties, rates, taxes, charges, assessments impositions and outgoings (whether assessed or imposed on the owner or the occupier) and whether or not of a capital or non-recurring nature and including any of a novel nature, in respect of the Property (or in the absence of any direct assessment a fair and reasonable proportion determined by the Landlord of any of them), except:

4.2.1	any tax (other than VAT) arising as a result of the receipt by the Landlord of the payments under this Lease; and

4.2.2	any tax arising on any dealing by the Landlord with its reversion to this Lease. 4.3 VAT

4.3.1	Any payment or other consideration to be provided to the Landlord is exclusive of VAT, and the Tenant shall in addition pay any VAT chargeable on the date the payment or other consideration is due and the Landlord shall issue a VAT invoice promptly after it has received such payment.

4.3.2	Any obligation to reimburse or pay the Landlord’s Costs extends to irrecoverable VAT on that expenditure, and the Tenant shall also reimburse or pay such VAT.

4.4	Repair

4.4.1	To keep and maintain the Property in good and substantial repair and condition (excluding damage by any of the Insured Risks except to the extent that insurance moneys are irrecoverable as a result of the act or default of the Tenant or its servants agents licensees or invitees).

4.4.2	To make good any disrepair for which the Tenant is liable within 3 months after the date of written notice from the Landlord (or sooner if the Landlord reasonably requires).

4.4.3	If the Tenant fails to comply with any such notice the Landlord (but without prejudice to its rights of re-entry contained in this Lease) may enter and carry out the work, and the Costs shall be reimbursed by the Tenant on demand and shall be recoverable as rent in arrear.

4.4.4	Immediately to repair and make good any damage caused to the Centre or any Conduit or any part thereof by any act or default of the Tenant or (at the option of the Landlord) to pay the Landlord’s Costs in repairing or making good any such damage.

4.4.5	To keep and maintain all Signs in good and substantial repair and condition and to clean all Signs regularly.

4.5	Decoration

4.5.1	Without prejudice to the generality of the foregoing covenants in the last year of the Term and also within three months prior to the expiry or sooner determination of the Term to paint or otherwise treat as the case may be all the inside wood and metal work and other finishes usually or requiring to be painted or otherwise treated of the Property and to paint or paper in a proper workmanlike manner to the satisfaction of the Landlord all walls and ceilings of the Property usually painted or papered as the case may be such painting to be with two coats of good quality paint and such decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may in writing require.

4.6	Contribution to Maintenance of Common Parts

To pay within 10 Working Days of demand in cleared funds and without any deduction, counterclaim or set off (except where required by law) a proper proportion as conclusively determined by the Landlord’s Surveyor of the expenses of maintaining, repairing and decorating the Common Parts including the exterior and structure of 19 West Walk and of cleaning, heating and lighting the Common Parts and of repairing, cleansing, emptying, maintaining (where appropriate) extending and amending all party walls and party fences (if any), Conduits and any other services or things the use of which is common to the Property and any Adjoining Property (including the provision of a caretaker and/ or managing agents) and any VAT thereon

4.7	User

4.7.1	Not to use the Property otherwise than for the Permitted Use.

4.7.2	Not to use the Property for any purpose which is noisy, offensive, dangerous, illegal, immoral or a nuisance or in the reasonable opinion of the Landlord causes damage inconvenience loss or disturbance or annoyance to the Landlord or its other tenants of the Centre, or to owners or occupiers of any neighbouring property, or which involves any substance which may be harmful, polluting or contaminating other than in quantities which are normal for and used in connection with the Permitted Use.

4.7.3	Not without the consent of the Landlord to play or use any musical instrument loud speaker tape recorder gramophone radio television set or other equipment or apparatus which produces sound which is audible outside the Property.

4.7.4	Not to store in the Property any petrol or other specifically inflammable explosive combustible or corrosive substance.

4.7.5	Not to permit live stock or pets of any kind to be kept in the Property and to keep the Property free of rodents and pests.

4.7.6	Not to conduct or allow any auction sale fire sale warehouse sale closing down sale or liquidation sale in the Property.

4.7.7	Not to install or permit any aerials or satellite dishes or booster boxes or other transmitting microsites used for mobile telephones or other media on or in the Property.

4.8	Signs

4.8.1	Not to erect any Sign, notice, flagpole or advertisement which is visible outside the Property without the prior written consent of the Landlord (not to be unreasonably withheld or delayed if compliance is made with the rules, regulations or procedures relating to the Centre as made and varied from time to time by the Landlord and notified to the Tenant in writing);

4.8.2

To replace or remove any unauthorised signs notices advertisements or other material at the Property immediately upon notice by the Landlord to the satisfaction of the Landlord or the Landlord’s Surveyor and in case of default it shall be lawful for workmen or agents of the Landlord (without prejudice to its rights of re-entry contained in this Lease) to enter into the Property and execute such works replacements or removals and the Tenant shall pay to the Landlord on demand all such Costs so incurred such monies to be recoverable as rent in an-ear;

4.9	Alterations

4.9.1	Not to make any alterations or additions to the Property or to the Centre.

4.10	Preservation of Easements

4.10.1	To preserve all rights of light and other easements enjoyed by the Property and not to prejudice the acquisition of any right of light for the benefit of the Property;

4.10.2	Not to give an acknowledgement that an easement or right benefiting the Property is enjoyed by consent or otherwise;

4.10.3	Not to stop up darken or obstruct any window light or way belonging to the Property; 4.10.4 To give immediate notice to the Landlord of:

(a)	an encroachment on or circumstance which might result in the acquisition of an easement or other right over the Property; or

(b)	the obstruction of a right of which the Property has the benefit;

(c)	and to take or join in such proceedings or take such other steps at the cost of the Tenant as the Landlord may require in connection with the same.

4.11	Alienation

4.11.1	Not to:

(a)	hold the whole or any part of the Property on trust for another;

(b)	assign part with possession of part only of the Property nor underlet the whole or any part of the Property nor to agree to do so;

(c)	charge the whole or any part of this Property nor agree to do so;

(d)	part with the possession of the whole of the Property except by an assignment permitted by this clause 4.11 and;

(e)	share the possession or occupation of the whole or any part of the Property;

4.11.2	Not to assign or agree to assign the whole of the Property without the Landlord’s written consent (not to be unreasonably withheld or delayed), provided that:

(a)	the Landlord may withhold consent in circumstances where in the reasonable opinion of the Landlord the proposed assignee is not of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease;

(b)	the Landlord’s consent shall in every case be subject to conditions (unless expressly excluded) requiring:

(i)	that the assignee covenants with the Landlord to observe and perform the Tenant’s covenants in this Lease during the residue of the Term, or until released pursuant to the 1995 Act;

(ii)	that if the assignee is a limited company two directors of the same or such other persons as the Landlord may reasonably require shall act as sureties for such company and shall covenant jointly and severally with the Landlord in accordance with the provisions set out in Schedule 2;

(iii)	that if reasonably so required by the Landlord the Tenant enters into an authorised guarantee agreement guaranteeing the performance of the Tenant’s covenants in this Lease by the assignee throughout the Term or until the assignee is released from its covenants pursuant to the 1995 Act, including the provisions set out in Schedule 2 (but omitting paragraph 1.2) or in such other form as the Landlord shall reasonably require;

(iv)	such other security as the Landlord reasonably requires is provided for the assignee;

(v)	that all rent and other payments due under this Lease are paid before. completion of the assignment;

(vi)	that all other material breaches of the Tenant’s Covenants and conditions in this Lease have been remedied.

4.11.3

4.11.4	The provisos to clause 4.11.2 shall not prejudice the Landlord’s right to withhold consent in other circumstances where it would be reasonable to do so or to grant consent subject to such other conditions as are reasonable.

4.12	Registration

Within 20 Working Days to give to the Landlord’s solicitors (or as the Landlord may direct) written notice of any assignment or other devolution of the Property together with a certified copy of the relevant document and on each occasion to pay a registration fee of such an amount as shall be reasonably required.

4.13	Statutory Requirements and Notices

4.13.1	To supply the Landlord with a copy of any notice order or certificate or proposal for any notice order or certificate affecting or capable of affecting the Property or its use as soon as it is received by or comes to the notice of the Tenant.

4.13.2	To comply promptly with all notices served by any public, local or statutory authority, and with the requirements of any present or future statute or European Union law, regulation or directive (whether imposed on the landlord or tenant), which affects the Property or its use and which are consistent with the Tenant’s repairing obligations in this Lease or relate to the Tenant’s business or the Tenant’s occupation and use of the Property.

4.13.3	At the request of the Landlord, but at the joint cost of the Landlord and the Tenant, to make or join the Landlord in making such objections or representations against or in respect of any such notice, order or certificate as the Landlord may reasonably require.

4.14	Planning

4.14.1	Not to make any change in the use of the Property within the meaning of the Planning Acts nor to apply for any planning permission relating to the use of the Property or the carrying out of any building or engineering works at the Property.

4.15	Contaminants and Defects

4.15.1	Not to permit any substance which causes or might cause harm to man or any other living organism supported by the environment or which affects or may affect Adjoining Property or the Centre or any other property to be brought into the Property or to be on the Property or to be discharged from the Property nor to do anything which cause the insurance of the Property or the Centre or the Adjoining Property or any other property to be vitiated or the premiums to be increased.

4.15.2	To give the Landlord immediate written notice of the existence of any contaminant, pollutant or harmful substance on or any defect in the Property or in Adjoining Properties or in the Centre.

4.15.3	If so requested by the Landlord, to remove from the Property or remedy to the Landlord’s reasonable satisfaction any such contaminant, pollutant or harmful substance in or on the Property.

4.16	Loading

Not to do anything which may throw on the Property or the nearby premises any weight or strain in excess of that which such premises are calculated to bear with due margin for safety and in particular not to overload the floors or the electrical installations or the other services of in or to the Property or the nearby premises nor suspend any excessive weight from the ceilings walls or stanchions or the structure thereof.

4.17	Letting Notices

To permit the Landlord or its agents to affix upon any part of the Property (but not in a position so as unreasonably to interfere with the user thereof) during the six months prior to the expiry of the Term a notice as to the proposed reletting of the Property and at any time during the Term a notice as to a proposed sale thereof (which expression shall include the granting of a reversionary lease for a term of twenty one years or more) and to permit intending tenants or purchasers with written authority from the Landlord or its agents at reasonable times of the day to view the Property.

4.18	Not to accumulate rubbish

Not to allow rubbish of any description to accumulate on or outside the Property or on the nearby premises but to place all refuse or rubbish in proper receptacles therefor and not hang or place or allow to be hung or placed any articles or other goods of any description outside the Property or the entrance door thereof whether on the walkway or otherwise or from the windows of the Property nor expose outside or from the windows of the Property any clothes articles or other goods of any description.

4.19	Obstruction

Not to cause or allow the Common Parts to be damaged, obstructed or used in such a manner as to cause in the opinion of the Landlord any nuisance, damage or annoyance.

4.20	Indemnities

To indemnify and keep indemnified the Landlord in respect of:

4.20.1	All actions proceedings costs claims and demands which may be made by an adjoining owner tenant occupier or any other person whatsoever or any competent authority by reason of:

(a)	any interference or obstruction of any right of light air drainage or other right or alleged right now existing for the benefit of any Adjoining Property;

(b)	any stoppage of the drains used in common with the owner or occupier of Adjoining Property;

4.20.2	All liability which may be incurred by the Landlord in respect of any of the matters referred to in clause 4.20.1 above;

4.20.3	Any breach by the Tenant of any of its obligations under this Lease;

4.20.4	Any claims proceedings or demands and the costs and expenses incurred thereby which may be brought against the Landlord by any employees workpeople agents or visitors of the

Tenant in respect of any accident loss or damage whatsoever to person or property howsoever caused and occurring in or upon the Property and without prejudice to the generality of this sub-clause to indemnify the Landlord against all liability which the Landlord may incur for nuisance or negligence or breach of statutory duty under the Defective Premises Act 1972 on account of the condition of the Property or any part thereof;

4.20.5	All general rates which are payable by the Landlord as a result of the Tenant vacating the Property at any date prior to the expiry or earlier determination of the Term and this sub-clause shall remain in force notwithstanding the expiry of earlier determination of the Term as aforesaid.

4.21	Entry by Landlord

To permit the Landlord at all reasonable times and on reasonable notice (except in emergency) to enter the Property in order to:

4.21.1	inspect and record the condition of the Property or the Centre or the Adjoining Property; 4.21.2 remedy any breach of the Tenant’s obligations under this Lease;

4.21.3	repair, maintain, clean, alter, replace, install, re-route add to or connect up to any Conduits which serve the Centre or the Adjoining Property;

4.21.4	repair, maintain, inspect, construct, alter or rebuild any part of the Centre or the Adjoining Property including the flat roof of the Property;

4.21.5	comply with any of its obligations under this Lease; 4.21.6 comply with any present or future Law.

4.22	Landlord’s Costs

To pay to the Landlord within 10 Working Days of demand amounts equal to such Costs as it may properly incur:

4.22.1	in connection with any application for consent made necessary by this Lease (including where consent is lawfully refused or the application is withdrawn but not where the Landlord is obliged not to unreasonably withhold its consent and consent is unreasonably withheld) such costs being reasonable and proper;

4.22.2	incidental to or in reasonable contemplation of the preparation and service of a schedule of dilapidations (whether before or within six months after the end of the Term but relating only to dilapidations occurring during the Term) or a notice or proceedings under Section 146 or Section 147 of the Law of Property Act 1925 (even if forfeiture is avoided other than by relief granted by the Court);

4.22.3	in connection with the enforcement or remedying of any breach of the covenants in this Lease on the part of the Tenant and any guarantor;

4.22.4	incidental to or in reasonable contemplation of the preparation and service of any notice under Section 17 of the 1995 Act;

4.23	Yielding up

Immediately before the end of the Term:

4.23.1	to give up the Property with vacant possession repaired and otherwise in accordance with the Tenant’s covenants in this Lease;

4.23.2	unless the Landlord directs otherwise, to remove all alterations made during the Term or any preceding period of occupation by the Tenant and reinstate the Property as the Landlord shall reasonably direct and to its reasonable satisfaction;

4.23.3	to remove all signs, tenant’s fixtures and fittings and other goods from the Property, and make good any damage caused thereby to the Landlord’s reasonable satisfaction;

4.23.4	to replace any damaged or missing Landlord’s fixtures with ones of no less quality and value;

4.24	Encumbrances

To perform and observe the Encumbrances so far as they relate to the Property.

4.25	Regulations

4.25.1	To observe all rules, regulations, and procedures relating to the management and control of the Common Parts and/or the Centre and to applications for consents by tenants (including the Tenant) as made and varied from time to time by the Landlord in accordance with the principles of good estate management and notified in writing to the Tenant;

4.25.2	Not to hold on the Property a political meeting public show spectacle or sale by auction nor to sleep in the Property or permit anyone to do so or use the Property for any residential use;

4.25.3	To ensure that the Landlord and the local police have written notice of the name and address and telephone number of at least two key holders of the Property;

4.25.4	Not to allow in the Property any machinery or equipment which is not appropriate for the Permitted Use or which causes noise or vibration which can be heard or felt outside the Property.

4.26	Dedication of Forecourt

If and when the Landlord desires to dedicate for public use the walkway and/or any of the precincts forming part of the Centre the Tenant shall make no objection thereto and shall at the Landlord’s request give any consent thereto which may be required.

4.27	Fire Precautions and Equipment

4.27.1	To comply with the requirements and recommendations of the fire authority and, the insurers of the Centre and the Landlord in relation to fire precautions affecting the Property and/or the Centre;

4.27.2	To keep the Property supplied and equipped with such fire fighting and extinguishing appliances as shall be required by any statute the local or other fire authority or the insurers of the Centre or as shall be reasonably required by the Landlord (or at the Landlord’s option to pay to the Landlord on demand the cost of providing and installing any of the same) and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord;

4.27.3	Not to obstruct the access to or means of working any fire fighting and extinguishing appliances or the means of escape from the Property or the Adjoining Property in case of fire or other emergency.

4.27.4	If so required by the Landlord to install and link the Tenant’s fire alarm panel in the Property to the Landlord’s main fire panel for the Centre to the satisfaction of the Landlord and in accordance with the Landlord’s reasonable requirements

4.28	Fire Alarm Systems

4.28.1	To permit the Landlord and any company which is responsible for servicing and maintaining the fire alarm system (the Systems) in the Centre to enter the Property upon reasonable notice (except in cases of emergency) during the Centre Opening Hours for the purpose of servicing and maintaining the Systems, the Landlord or company respectively causing as little disturbance as possible and making good any damage to the Property and the fixtures fittings of the Tenant caused by such entry;

4.28.2	Not to install in the Property any equipment or apparatus which:

(a)	is intended to be an extension of any of the Systems and to be connected to any of the Systems, other than such equipment or apparatus as is compatible with the equipment of any of such Systems and that has been approved in writing by the Landlord, such approval not to be unreasonably withheld; or

(b)	may affect the performance of the Systems;

(c)	not to make any connection to any of the Systems in the Property so as to affect any of the Systems outside the Property without the prior consent of the Landlord, such consent not to be unreasonably withheld;

4.29	Registration procedure at the end of the Term

As soon as practicable after the end of the Term (howsoever determined) to ensure that:

4.29.1	the registration of the Tenant’s title to this Lease and/or notice of this Lease (if any) is cancelled at the Land Registry and that the registration of any rights created by this Lease (which are registered or noted at the Land Registry) is discharged withdrawn or cancelled as appropriate; and

4.29.2	evidence of that discharge withdrawal or cancellation is delivered to the Landlord’s solicitors within one month of completion of the discharge withdrawal or cancellation; and

4.29.3	the Lease is returned to the Landlord; and

4.29.4	in default of the Tenant’s obligation in clause 4.29 the Tenant shall pay on demand all the Landlord’s costs on an indemnity basis incurred charged or payable by the Landlord in connection with the Tenant’s default.

5	Landlord’s Covenants

The Landlord covenants with the Tenant as follows:

5.1	Quiet Enjoyment

That the Tenant may peaceably enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for it.

5.2	Landlord’s Right of Entry

That if the Landlord shall exercise any of the rights of entry to the Property in this Lease unless resulting from any act or default of the Tenant:

5.2.1	the Landlord shall make good all physical damage to the Property or to the Tenant’s, trade fittings caused by such entry;

5.2.2	the Landlord shall cause as little inconvenience as reasonably practicable in the exercise of such rights subject to the Tenant having co operated with the Landlord in taking steps to minimise any damage to the Property.

6	Insurance

6.1	Landlord’s insurance covenants

The Landlord covenants with the Tenant as follows:

6.1.1	So far as available on the open insurance market to insure the Centre (other than tenant’s and trade fixtures and fittings and any plate glass in the Lettable Units) unless the insurance is invalidated in whole or in part by any act or default of the Tenant:

(a)	with an insurance office or underwriters of repute;

(b)	against loss or damage by the Insured Risks;

(c)	subject to such excesses exclusions and conditions as may be imposed by the insurers;

(d)	in the full cost of reinstatement of the Centre (in modern form if appropriate) including shoring up, demolition and site clearance, professional fees, VAT and allowance for building cost increases.

6.1.2	To insure against loss of the Rent payable or reasonably estimated by the Landlord to be payable under this Lease arising from damage to the Property by the Insured Risks for three years or such longer period as the Landlord may reasonably require having regard to the likely period for reinstating the Centre.

6.1.3	At the request of the Tenant (but not more frequently than once in any year), to produce evidence of the terms of the insurance under this clause 6.1 and of payment of the current premium.

6.1.4	If any part of the Centre is destroyed or damaged by an Insured Risk so as to adversely affect the Tenant’s use and enjoyment of the Property, then, unless payment of the insurance moneys is refused in whole or part because of the act or default of the Tenant, and subject to obtaining all necessary planning and other consents, to reinstate the same (other than tenant’s and trade fixtures and fittings) as quickly as reasonably practicable, in modern form if appropriate but not necessarily identical in layout and (in relation to the Property) substantially as it was before the destruction or damage.

6.2	Tenant’s insurance covenants

The Tenant covenants with the Landlord throughout the Term or until released pursuant to the 1995 Act as follows:

6.2.1	To pay by way of additional rent to the Landlord within 20 Working Days of demand sums equal to:

(a)	such proportion of the amount which the Landlord spends on insurance pursuant to clause 6.1.1 as the Landlord may from time to time determine and notify in writing to the Tenant;

(b)	the whole of the amount which the Landlord spends on insurance pursuant to clause 6.1.2

6.2.2	To give the Landlord immediate written notice on becoming aware of any event or circumstance which might affect or lead to an insurance claim.

6.2.3	Not to cause the insurance maintained by the Landlord to be invalidated or the premiums to be increased.

6.2.4	To pay to the Landlord within 10 Working Days of demand:

(a)	any increased premium and any Costs incurred by the Landlord as a result of a breach of clause 6.2.3;

(b)	the whole of the irrecoverable proportion of the insurance moneys if the Centre or any part is destroyed or damaged by an Insured Risk but the insurance moneys are irrecoverable in whole or part due to the act or default of the Tenant.

6.2.5	To comply with the requirements of the insurers.

6.2.6	To notify the Landlord of the full reinstatement cost of any fixtures and fittings installed at the Property at the cost of the Tenant which become Landlord’s fixtures and fittings.

6.2.7	Not to effect any insurance of the Property against an Insured Risk, but if the Tenant effects or has the benefit of any such insurance the Tenant shall hold any insurance moneys upon trust for the Landlord and pay the same to the Landlord as soon as practicable.

6.3	Suspension of Rent

If the Property is unfit for occupation and use because of damage by an Insured Risk to the Property or to the means of access to the Property within the Centre or to the Services needed for the beneficial use of the Property then (save to the extent that payment of the loss of rent insurance moneys is refused due to the act or default of the Tenant) the Rent (or a fair proportion according to the nature and extent of the damage and to the extent to which the Tenant has caused insurance to be invalidated) shall be suspended until the date on which the Property is again fit for occupation and use and/or accessible and/or the Services have been reinstated.

6.4	Determination Right

6.4.1

(a)	If the Property is unfit for occupation and use because of damage by an Insured Risk to the Property or to the means of access to the Property within the Centre or the Services, needed for the beneficial use of the Property the Landlord shall within 6 months of the date of damage or destruction notify the Tenant in writing if it reasonably considers that reinstatement will take longer than 2 years from the date of damage or destruction.

(b)	If the Landlord gives the notification referred to in clause 6.4.1(a) either party may within 2 months of such notification terminate this Lease by written notice to the other.

6.4.2	If the Property is unfit for occupation and use because of damage by an Insured Risk to the Property or to the means of access to the Property within the Centre or the Services needed for the beneficial use of the Property and reinstatement has not been completed by the expiry of the period for which loss of rent insurance has been effected by the Landlord so as to make the Property fit for occupation and use then either party may (until the date on which the Property is so reinstated) terminate this Lease by notice in writing to the other.

6.4.3	Termination of this Lease pursuant to the provisions of clauses 6.4.1 or 6.4.2 shall be without prejudice to the liability of either party for any antecedent breach of the covenants and conditions herein contained (save for clause 6.1.4 (Landlord’s covenant to reinstate) which shall be deemed not to have applied).

7	Forfeiture

If any of the following events occurs:

7.1	the Tenant fails to pay any of the rents payable under this Lease within 20 Working Days of the due date (whether or not formally demanded); or

7.2	the Tenant or Guarantor breaches any of its obligations in this Lease; or

7.3	the Tenant or Guarantor being a company incorporated within the United Kingdom:

7.3.1	has an Administration Order made in respect of it; or

7.3.2	passes a resolution, or the Court makes an Order, for the winding up of the Tenant or the Guarantor, otherwise than a member’s voluntary winding up of a solvent company for the purpose of amalgamation or reconstruction; or

7.3.3	has a receiver or administrative receiver or receiver and manager appointed over the whole or any part of its assets or undertaking; or

7.3.4	is struck off the Register of Companies; or

7.3.5	is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

7.4	proceedings or events analogous to those described in clause 7.3 shall be instituted or shall occur where the Tenant or Guarantor is a company incorporated outside the United Kingdom;

Or

7.5	the Tenant or Guarantor being an individual:

7.5.1	has a bankruptcy order made against him; or

7.5.2	appears to be unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then the Landlord may re-enter the Property or any part of the Property in the name of the whole and forfeit this Lease and the Term created by this Lease shall immediately end, but without prejudice to the rights of either party against the other in respect of any breach of the obligations contained in this Lease.

8	Notices

8.1	All notices under or in connection with this Lease shall be given in writing.

8.2	Any such notice shall be duly and validly served if it is served (in the case of a company) to its registered office or (in the case of an individual) to its last known address or (in the case of a notice to the Tenant) to the Property.

8.3	Any such notice shall be deemed to be given when it is:

8.3.1	personally delivered to any of the locations listed in clause 8.28.1; or

8.3.2	sent by registered post or special delivery, in which case service shall be deemed to occur on the Second Working Day after posting;

9	No Implied Easements

The grant of this Lease does not confer any rights over the Centre or the Adjoining Property or any other property except those mentioned in Part I of Schedule 1, and Section 62 of the Law of Property Act 1925 is excluded from this Lease, nor shall this Lease impose any restriction on the use of any property not comprised in this Lease.

10	Tenant’s Acknowledgement

Nothing in this Lease contained shall imply or warrant that the Property may in accordance with the Planning Acts be used for the purpose herein authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted user under the Planning Acts.

11	Tenant’s Effects

If at such time as the Tenant has vacated the Property on the determination of the Term either by effluxion of time or otherwise any property of the Tenant shall remain in or on the Property and the Tenant shall fail to remove the same within four days after being requested by the Landlord so to do the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) sell such property and shall then hold the proceeds of the sale after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it and any other monies due from the Tenant to the Landlord to the order of the Tenant or apply the same towards sums owed by the Tenant to the Landlord Provided always that if such proceeds of sale shall be insufficient to meet the costs and expenses as aforesaid the

Tenant shall pay the amount of the deficiency on demand and will indemnify the Landlord against any claim or liability in respect thereof Provided further that the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant.

12	No Compensation

Any right of the Tenant to claim compensation from the Landlord (whether on quitting the Property or otherwise) is excluded to the extent permitted by law.

13	Waiver

The demand for and/or the acceptance of rent by the Landlord or its agents shall not constitute and shall not be construed to mean a waiver of any of the covenants on the part of the Tenant herein contained or of the penalty attached to the non-performance thereof.

14	Contracts (Rights Of Third Parties) Act 1999

A person who is not a party to this Lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Lease.

14.1

15	Disclaimer

So far as allowed by law the Landlord shall not be responsible for any loss accident or damage sustained by the Tenant or any of its servants agents customers or other invitees or licensees in the Centre whether to person or property nor for any damage caused to the Property nor shall the Tenant have any claim against the Landlord for any stoppage of or interruption in the provision of any Services or for obstruction or interruption of any easement or right granted by this Lease by accident or by any reason outside the reasonable control of the Landlord or by any works of alteration repair or replacement or by the maintenance of the Centre or any plant machinery or installations therein and the Landlord shall not be liable for any failure by it to observe and perform any obligation it may have to repair the Centre unless the Landlord has been given notice of the need for and adequate opportunity to undertake such repair.

16	Lack of Warranty and Non-Exclusivity

16.1	Nothing contained in this Lease shall be deemed to constitute any warranty by the Landlord that the Property or any part thereof are authorised for use under any planning legislation or are fit or otherwise usable for any specific purpose.

16.2	The Tenant acknowledges that this Lease does not confer on the Tenant the exclusive right to conduct the Permitted Use in the Centre.

16.3	This Lease embodies the entire understanding of the parties to it.

16.4	The Tenant acknowledges that it has not entered into this Lease relying wholly or partly on any statement or representation made by or on behalf of the Landlord unless the statement:

16.4.1	was not capable of verification by search or enquiry: and

16.4.2	it was either made in this Lease or in writing by the Lessor’s solicitors to the Tenant’s solicitors before its grant.

17	Trustees’ Limitation

17.1	Dominion Corporate Trustees Limited and Dominion Trust Limited (together the Trustees) are entering into this Lease as trustees of the Yate Shopping Centre Unit Trust (the Unit Trust) and, as such, any liability on the part of the Trustees pursuant to this Lease shall be limited to the assets held on trust from time to time for the Unit Trust which are in their possession or under their control as trustees of the Unit Trust.

17.2	Notwithstanding any other provision of this Lease the Trustees shall have no obligation to meet any claim or liability under this Lease save to the extent that they can properly meet the claim or liability out of the assets from time to time of the Unit Trust.

17.3	The Tenant acknowledges that the effect of sub-clauses 17.1 and 17.2 above is that the Tenant shall have no recourse to any assets of the Trustees, other than those assets from time to time comprising the trust fund of the Unit Trust.

18	Exclusion of Sections 24 to 28 of the Landlord and Tenant Act 1954 (1954 Act)

18.1	Notice and Declaration

By letter sent by Recorded Delivery on 25EANkce 2008 the Landlord served Notice on the Tenant pursuant to the provisions of Section 38 ) of the 1954 Act as inserted by the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 and on OR Sc rujj 2008 a person duly authorised by the Tenant in relation to the Notice made a statutory declaration pursuant to Schedule 2 of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

18.2	Agreement to Exclude

Pursuant to the provisions of Section 38A(1) of the 1954 Act as inserted by the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 the parties agree that the provisions of Sections 24 to 28 inclusive of the 1954 Act are to be excluded in relation to the tenancy created by this Lease

18.3	Due Authorisation

1Z5-

The declaration referred to in clause pr-Forilltiorence-sourxe not found. having been made by a person other than the Tenant the declarant was duly authorised by the Tenant to make the declaration on the Tenant’s behalf

Executed by the parties hereto as their deed the day and year first before written.

Schedule 1—Rights and Encumbrances

Part I—Easements and Other Rights granted

There are granted to the Tenant (in common with others authorised by the Landlord):

1.	During the Centre Opening Hours the right to use in a proper manner the relevant Common Parts for access to and from the Property and for all other reasonable purposes;

2.	Free and uninterrupted use of all existing and future Conduits which are in the Centre and serve the Property, subject to the Landlord’s rights to re-route the same;

3.	The right to support and protection from the remainder of the Centre;

4.	The right to enter the Centre excluding the Lettable Units as necessary to perform clause 4.4 (repair) on reasonable prior written notice to the Landlord, subject to causing as little inconvenience as practicable and complying with conditions reasonably imposed by the Landlord and making good all physical damage caused;

5.	The right in emergency of use of any fire escape routes within the Centre;

5.1	The right to use on foot only to access the Property the common passages and stairways provided for such purpose.

Part II—Exceptions and Reservations

There are excepted and reserved to the Landlord:

1.	The right to carry out any building, rebuilding, alteration or other works to the Centre and the Adjoining Property (including the erection of scaffolding) Provided that the Landlord shall use reasonable endeavours to ensure that:

1.1	scaffolding shall only be erected within the Common Parts where reasonably necessary;

1.2	so far as reasonably practicable, any such works within the Common Parts shall be carried out in a manner which shall cause as little inconvenience as reasonably practicable.

2.	Free and uninterrupted use of all existing and future Conduits which are in the Property and serve the Centre or the Adjoining Property and the right to re-route any Conduits which serve the Property;

3.	Rights to enter on the Property for the purposes referred to in clause 4.21;

4.	The right of support and protection for other parts of the Centre;

5.	The right to close off or divert any service road, mall, Conduit or other part of the Common Parts subject to a reasonable alternative being made available;

6.	The right from time to time to designate areas within the Common Parts for particular purposes such as (without limitation) service areas, car parks and fire escape routes;

7.	The right to change the size and location of the Common Parts in any way or manner the Landlord may choose;

8.	All mines and minerals in or under the Property with full power of working and getting the same but only with the consent of the owner thereof and without (except with such consent) disturbing the surface land.

9.	The right to build on or into any boundary or party wall of the Property and after giving reasonable prior written notice (except in an emergency) to enter the Property to place and lay in, under or upon the same such footings for any intended party wall or party structure with the foundations therefor and for such purpose to excavate the Property along the line of the junction between the Property and the Adjoining Property and also to keep and maintain the said footings and foundations and on completion of the work the Landlord or the person exercising the right shall make good without delay any damage thereby caused to the Property.

10.	The right to place and keep within the Property such machinery for heating cooling and ventilating (being part of the overall system for heating cooling and ventilating the Centre) and for providing a fire alarm system as may from time to time be necessary in such position as shall be determined by the Landlord.

11.	All rights of light or air now subsisting or which might (but for this exception and reservation) be acquired over the Centre or Adjoining Property.

12.	To enter the Property at any time in relation to any [rent review or] pending or intending step under the Landlord and Tenant Act 1954.

Part III — Encumbrances

Entries in the Property and Charges Register of Title Number GR263543

Schedule 2—Guarantee

1.	The Guarantor covenants with the Landlord as principal debtor that:

1.1	throughout the Term or until the Tenant is released from its covenants pursuant to the 1995 Act the Tenant will observe and perform its obligations contained in this Lease and the Guarantor will indemnify the Landlord on demand against all Costs arising from any default of the Tenant in observing and performing its obligations under this Lease;

1.2	the Tenant will perform its obligations under any authorised guarantee agreement that it gives with respect to the performance of any of the covenants and conditions in this Lease.

2.	The liability of the Guarantor shall not be affected by:

2.1	any time given to the Tenant or any failure by the Landlord to enforce compliance with the Tenant’s covenants and obligations;

2.2	the Landlord’s refusal to accept rent at a time when it would or might have been entitled to re-enter the Property;

2.3	subject to the provisions of Schedule 1 8 of the 1995 Act so far as they apply any variation of the terms of this Lease;

2.4	any change in the constitution, structure or powers of the Guarantor, the Tenant or the Landlord or the administration, liquidation or bankruptcy of the Tenant or Guarantor;

2.5	any act which is beyond the powers of the Tenant;

2.6	the surrender of part of the Property but on such a surrender the liabilities of the Tenant will continue in respect of the part not surrendered and all relevant apportionments shall be made under Section 140 of the Law of Property Act 1925.

3.	Where, two or more persons have guaranteed obligations of the Tenant the release of one or more of them shall not release the others.

4.	The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant’s obligations or stand in the Landlord’s place in respect of such security.

5.	If this Lease is disclaimed, and if the Landlord within 6 months of the disclaimer requires in writing, the Guarantor will enter into a new lease of the Property at the cost of the Guarantor on the terms of this Lease (but as if this Lease had continued and so that any outstanding matters relating to rent review or otherwise shall be determined as between the Landlord and the Guarantor) for the residue of the Term from and with effect from the date of the disclaimer.

6.	If this Lease is forfeited and if the Landlord within 6 months of the forfeiture requires in writing the Guarantor will (at the option of the Landlord):

6.1	enter into a new lease as in paragraph 5 above with effect from the date of the forfeiture; or

6.2	pay to the Landlord within 10 Working Days of demand an amount equal to the moneys which would otherwise have been payable under this Lease until the date on which the Property is fully re-let on terms acceptable to the Landlord (acting reasonably) and the proper costs of such reletting shall be payable by the Guarantor.

Executed as a Deed by Dominion Corporate Trustees Limited acting by two Directors or by a Director and its Secretary:

Christopher Rupert Bennett
Director

Executed as a Deed by	/s/ Christopher Rupert Bennett. Director
Dominion Trust Limited acting by two Directors or by a Director and its Secretary:

/s/ Lorraine Renault, Director Secretary